Exhibit 10.5

THE GREENBRIER COMPANIES, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

2018 AMENDMENT AND RESTATEMENT

ADOPTION AGREEMENT

(Including Code §409A provisions)

Nonqualified Deferred Compensation Plan

2018 Amendment and Restatement

Adoption Agreement

THE GREENBRIER COMPANIES, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

2018 AMENDMENT AND RESTATEMENT

ADOPTION AGREEMENT

The undersigned The Greenbrier Companies, Inc. (“Employer”) by execution of this Adoption Agreement hereby amends and restates this Nonqualified Deferred Compensation Plan (“Plan”) effective as of June 15, 2018. The Plan consists of the Basic Plan Document, this Adoption Agreement, the Addendum attached hereto, and all other Exhibits and documents to which they refer. The Employer makes the following elections concerning this Plan. All capitalized terms used in the Adoption Agreement have the same meaning given in the Basic Plan Document. References to “Section” followed by a number in this Adoption Agreement are references to the Basic Plan Document.

PREAMBLE

ERISA/Code Plan Type: The Employer establishes this Plan as (choose one of (a) or (b)):

[ x ]	(a) Nonqualified Deferred Compensation Plan. An unfunded nonqualified deferred compensation plan which is (choose only one of (i), (ii), (iii) or (iv)):

	[ ]	(i) Excess benefit plan. An “excess benefit plan” under ERISA§3(36) and exempt from Title I of ERISA.

	[ x ]	(ii) Top-hat plan. A “SERP” or other plan primarily for a “select group of management or highly compensated employees” under ERISA and partially exempt from Title I of ERISA.

	[ ]	(iii) Contractors only. A plan benefiting only Contractors (non-Employees) and exempt from Title I of ERISA.

	[ ]	(iv) Church plan. A church plan as described in Code §414(e) and ERISA §3(33) and maintained by a church or church controlled organization under Code §3121(w)(3) and exempt from Title I of ERISA..

[ ]	(b) Ineligible 457 Plan. An ineligible 457 Plan subject to Code §457(f). The Employer is (choose only one of (i), (ii) or (iii)):

	[ ]	(i) Governmental Plan. A State.

	[ ]	(ii) Tax-Exempt Plan. A Tax-Exempt Organization. The Plan is intended to be a “top-hat” plan or an excess benefit plan as described in (a)(ii) and (a)(ii) above or the Plan benefits only Contractors.

	[ ]	(iii) Church plan. A church plan as described in Code §414(e) and ERISA §3(33) but which is not maintained by a church or church controlled organization under Code §3121(w)(3).

Note: If the Employer elects (a)(i), the Plan benefits only Employees. If the Employer elects (a)(ii), the Plan generally may not benefit Contractors based on the “primarily” requirement. If the Employer elects (a)(iii), the Plan benefits only Contractors. If the Employer elects (a)(iv), (b)(i), or (b)(iii) the Plan may benefit Employees and Contractors. If the Employer elects (b)(ii), the plan is either a top-hat plan, an excess benefit plan or benefits only Contractors.

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409A Plan Type: The Employer establishes this Plan (choose one of (a) or (b)):

[ x ]	(a) Account Balance Plan. As the following type(s) of Account Balance Plan(s) under Section 1.02 (choose one of (i), (ii) or (iii)):

	[ ]	(i) Elective Deferral Account Balance Plan. See Section 2.02.

	[ ]	(ii) Employer Contribution Account Balance Plan. See Sections 2.03 and 2.04.

	[ x ]	(iii) Both. Both an Elective Deferral Account Balance Plan and an Employer Contribution Account Balance Plan.

Note: For purposes of aggregation under Section 1.05, a Separation Pay Plan based only on Voluntary Separation from Service is treated as an Account Balance Plan. Nevertheless, if the Employer maintains this Plan as any type of Separation Pay Plan, the Employer should elect (b) below.

[ ]	(b) Separation Pay Plan. As the following type(s) of Separation Pay Plan(s) under Section 1.42 (choose one of (i) through (iv)):

	[ ]	(i) Involuntary Separation.

	[ ]	(ii) Window Program.

	[ ]	(iii) Voluntary Separation.

	[ ]	(iv) Combination: (specify)

Note: Under a Separation Pay Plan, the Employer must limit its payment election to Separation from Service but it may also include death. Electing death as a separate payment event would permit a different payment election for death versus any other Separation from Service.

Uniformity or Nonuniformity: The nonuniformity provisions described in the Preamble to the Basic Plan Document (choose one of (a) or (b)):

[ x ]	(a) Do not apply. All Adoption Agreement elections and Plan provisions apply to all Participants.

[ ]	(b) Apply. See Exhibit A to the Adoption Agreement.

ARTICLE I

DEFINITIONS

	1.11	Change in Control. Change in Control means (choose (a) or choose one of (b), (c) or (d)):

[ ]	(a) Not applicable. Change in Control does not apply for purposes of this Plan.

[ x ]	(b) All events. Change in Control means all events under Section 1.11.

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[ ]	(c) Limited events. Change in Control means only the following events under Section 1.11 (choose one or two of (i), (ii) and (iii)):

	[ ]	(i) Change in ownership of the Employer.

	[ ]	(ii) Change in the effective control of the Employer.

	[ ]	(iii) Change in the ownership of a substantial portion of the Employer’s assets.

[ ]	(d) (Specify): .

Note: The Employer may not use the blank in (d) to specify events not described in Treas. Reg. §1.409A-3(i)(5). However, the Employer may increase the percentages required to trigger a Change in Control under one or all three of the listed events.

1.15    Compensation. The Employer makes the following modifications to the “gross W-2” definition of Compensation (choose (a) or at least one of (b) – (e)):

[ ]	(a) No modifications.

[ ]	(b) Net Compensation. Exclude all elective deferrals to other plans of the Employer described in Section 1.15.

[ ]	(c) Base Salary only. Exclude all Compensation other than Base Salary.

[ ]	(d) Bonus only. Exclude all Compensation other than Bonus.

[ x ]

(e)     (Specify):     Eligible compensation shall include only Base Salary (which for non-salaried Employees means regularly recurring base wages, including over-time and shift differential), annual bonus, compensation under Employer’s Long-Term Cash Incentive Program, and equity-based compensation, and shall exclude all other forms of compensation. Dividends and dividend equivalent payments payable on or after January 1, 2017 with respect to equity-based compensation deferred under the Plan shall be automatically deferred and credited as earnings under the Plan.

Note: See Section 1.15(B) as to Contractor Compensation.

1.17    Disability. Disability means (choose one of (a) or (b)):

[ x ]	(a) All impairments. All impairments constituting Disability.

[ ]	(b) Limited. Only the following impairments constituting Disability: .

1.20 Effective Date. The effective date of the Plan is (choose one of (a) or (b)):

[ ]	(a) New Plan. This Plan is a new Plan and is effective .

Note: The effective date should be no earlier than January 1, 2009.

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[ x ]

(b)    Restated Plan. This Plan is a restated Plan and is restated effective as of June 15, 2018. The Plan was previously restated to comply with Code §409A. The Plan was originally effective March 1, 1994.

Note: If the Plan (whether or not in written form) was in effect before January 1, 2009, the Plan is a restated Plan.

1.38    Plan Name. The name of the Plan as adopted by the Employer is: The Greenbrier Companies Nonqualified Deferred Compensation Plan.

1.39      Retirement Age. A Participant’s Retirement Age under the Plan is (choose only one of (a)-(d)):

[ x ]	(a) Not applicable. Retirement Age does not apply for purposes of this Plan.

[ ]	(b) Age. The Participant’s attainment of age:______.

[ ]	(c) Age and service. The Participant’s attainment of age ____ with ____ Years of Service (defined under 1.57) with the Employer.

[ ]	(d) (Specify): .

1.40    Separation from Service. In determining whether a Participant has incurred a Separation from Service under the Plan (choose one or both or (a) and (b)):

[ x ]	(a) Determination of “Employer.” In determining the “Employer” under Section 1.40(E) and Code §§414(b) and (c), apply the following percentage: ____80%____ (specify percentage).

Note: The specified percentage may not be more than 80% and may not be less than 20%. If the percentage is less than 50%, there must be legitimate business criteria.

[ ]	(b) Collectively Bargained Multiple Employer Plan. Under Section 1.40(H), the following reasonable definition of Separation from Service applies: (specify).

1.44 Specified Employees-Elections. The Employer makes the following elections relating to the determination of Specified Employees (choose (a) or choose one or more of (b)-(e)):

[ x ]	(a) Not applicable. The Employer does not have any Specified Employees or none which benefit under the Plan. Alternatively, the Employer makes no special elections under Section 1.44.

[ ]	(b) Alternative Code §415 Compensation. The Employer elects the following alternative definition of Code §415 Compensation: (specify).

[ ]	(c) Alternative Specified Employee identification date. The Employer elects the following alternative Specified Employee identification date: (specify).

[ ]	(d) Alternative Specified Employee effective date. The Employer elects the following alternative Specified Employee effective date: (specify).

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[ ]	(e) Other elections. The Employer makes the following other elections relating to Specified Employees: (specify).

Note: See Treas. Reg. 1.409A-1(i)(8) as to uniformity requirements affecting the above Specified Employee elections.

1.51      Unforeseeable Emergency. Unforeseeable Emergency means (choose (a) or choose one of (b) or (c)):

[ ]	(a) Not applicable. Unforeseeable Emergency does not apply for purposes of this Plan.

[ x ]	(b) All events. All events constituting Unforeseeable Emergency.

[ ]	(c) Limited. Only the following events constituting Unforeseeable Emergency: .

1.56 Wraparound Election. The Plan (choose one of (a) or (b)):

[ x ]	(a) Permits. Permits Participants who participate in a 401(k) or 403(b) plan of the Employer to make Wraparound Elections.

[ ]	(b) Not permitted. Does not permit Wraparound Elections (or the Employer does not maintain a 401(k) or 403(b) plan covering any Participants).

1.57 Year of Service. The following apply in determining credit for a Year of Service under the Plan (choose (a) or choose one or more of (b) – (e)):

[ x ]	(a) Not applicable. Year of Service does not apply for purposes of this Plan.

[ ]

(b)    Year of continuous service. To receive credit for one Year of Service, the Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for the Participant’s entire Taxable Year.

[ ]

(c)    Service on any day. To receive credit for one Year of Service, the Participant only need be employed by the Employer (or render contract service to the Employer) on any day of the Participant’s Taxable Year.

[ ]	(d) Pre-Plan service. The Employer will treat service before the Plan’s Effective Date for determining Years of Service as follows (choose one of (i) or (ii)):

	[ x ]	(i) Include.

	[ ]	(ii) Disregard.

[ ]	(e)	(Specify): .

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ARTICLE II

PARTICIPATION

2.01    Participant Designation. The Employer designates the following Employees or Contractors as Participants in the Plan (choose one of (a), (b) or (c)):

[ x ]	(a) All top-hat Employees. All Employees whom the Employer from time to time designates in writing as part of a select group of management or highly compensated employees.

Effective December 8, 2015, the Employer designates as Participants in the Plan: (1) All Employees who currently have an Account balance (regardless of level of base compensation); and (2) all Employees with Base Salary of $150,000 or greater.

[ ]

(b)    All Employees with maximum qualified plan additions or benefits. All Employees who have reached or will reach their limit under Code §§415(b) or (c) in the Employer’s qualified plan for the Taxable Year, or for the 415 limitation year ending in the Taxable Year.

[ ]	(c) Specified Employees/Contractors by name, job title or classification: . (e.g., Joe Smith, Executive Vice President or those Employees/Contractors specified in Exhibit B).

Note: An Employer might elect (c) and reference Exhibit B to maintain confidentiality within the workforce as to the identity of some or all Participants.

2.02 Elective Deferrals. Elective Deferrals by Participants are (choose one of (a), (b) or (c)):

[ x ]	(a) Permitted. Participants may make Elective Deferrals.

[ ]	(b) Not permitted. Participants may not make Elective Deferrals.

[ ]	(c) Frozen Elective Deferrals. The Plan does not permit Elective Deferrals as of: .

    2.02(A)     Amount limitation/conditions. A Participant’s Elective Deferrals for a Taxable Year are subject to the following amount limitation(s) or other conditions (choose (a) or choose at least one of (b) – (d)):

[ ]	(a) No limitation.

[ x ]      (b)    Maximum Elective Deferral amount: 50% of Base Salary, bonus and other cash Compensation other than Compensation under Employer’s Long-Term Cash Incentive Program (“LTCIP”); 100% of Compensation under LTCIP; and 100% of stock-based Compensation, including all stock-based awards made pursuant to the Employer’s Stock Incentive Plan, whether paid in cash or shares of Employer stock.

[ ]	(c) Minimum Elective Deferral amount: .

[ ]	(d) (Specify): .

2.02(B) Election timing. A Participant must provide the Elective Deferral election under Section 2.02 to the Employer (choose one of (a) or (b)):

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[ x ]	(a) By the deadline. No later than the applicable election deadline under Section 2.02(B).

[ ]	(b) Specified date. No later than days before the applicable election deadline under Section 2.02(B).

2.02(B)(6) Final payroll period. The Plan treats final payroll period Compensation under Section 2.02(B)(6) as (choose one of (a) or (b)):

[ ]	(a) Current Year. As Compensation for the current Taxable Year in which the payroll period commenced.

[ x ]	(b) Subsequent Year. As Compensation for the subsequent Taxable Year in which the Employer pays the Compensation.

2.02(C) Election changes/Irrevocability. A Participant who makes an Elective Deferral election before the applicable deadline under Section 2.02(B) (choose one of (a) or (b)):

[ x ]	(a) May change. May change the election until the applicable election deadline.

[ ]	(b) May not change. May not change the election as to the first Taxable Year to which the election applies.

Note: A payment election under Section 4.02(A) or (B) is a separate election which is not controlled by this Section 2.02(C). See Section 4.06(B).

2.02(D) Election duration. A Participant’s Elective Deferral election (choose one of (a) or (b)):

[ x ]	(a) Taxable Year(s) only. Applies only to the Participant’s cash Compensation earned and/or equity awarded for the Taxable Year or Taxable Years for which the Participant makes the election.

[ ]

(b)    Continuing. Applies to the Participant’s Compensation for all Taxable Years, commencing with the Taxable Year for which the Participant makes the election, unless the Participant makes a new election or revokes or modifies an existing election.

2.03 Nonelective Contributions. During each Taxable Year the Employer will contribute a Nonelective Contribution for each Participant equal to (choose (a) or (f) or choose one or more of (b) – (e)):

[ ]	(a) None. The Employer will not make Nonelective Contributions to the Plan.

[ ]	(b) Fixed percentage. % of the Participant’s Compensation.

[ ]	(c) Fixed dollar amount. $ per Participant.

[ ]	(d) Discretionary. Such Nonelective Contributions (or additional Nonelective Contributions) as the Employer may elect, including zero.

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[ x ]	(e)	(Specify):

Target Benefit Program. The Greenbrier Companies, Inc. (the “Company”) has adopted this Target Benefit Program in place of the Greenbrier Leasing Company LLC Manager Owned Target Benefit Plan (the “Prior Target Benefit Plan”), which has been terminated. Benefits accrued by Participants under the Prior Target Benefit Plan are taken into account for purposes of determining allocation of contributions under this Target Benefit Program.

A.    Selection of Eligible Participants. The Compensation Committee may, from time-to-time select employees of the Company or its affiliates who shall be eligible to participate in the “Target Benefit Program” under the Plan. Eligible Participants may receive an allocation of discretionary Company target benefit contributions, which allocations shall be credited to a Target Benefit Program account on their behalf under the Plan. The employees who are eligible to participate in the Target Benefit Program under the Plan as of the Effective Date are: Mark J. Rittenbaum; Timothy A. Stuckey; Maren C. Malik; James T. Sharp; and Alejandro Centurion. Any additional employees shall begin participating in the Target Benefit Program on the date specified in their designation of eligibility. If no date is specified in the designation of eligibility, participation shall begin on the January 1 next following the date of the designation. Once an employee has been designated as eligible to participate in the Target Benefit Program, the designation of eligibility may not be revoked, and participation shall continue until the Participant’s termination of employment with the Company and any affiliate (including any extended eligibility period that may be provided for in an individual agreement between the Company and the Participant).

B.    Target Benefit Contributions. The Target Benefit Program is designed to provide eligible Participants with a retirement benefit in an amount (the “Target Benefit Amount”) equal to 50% of a Participant’s Final Base Salary, payable in monthly installments over 180 months beginning on the Participant’s Normal Retirement Date. The foregoing notwithstanding, no amount or level of benefits is assured or guaranteed, and no provision of the Target Benefit Program is intended or shall be construed to create any entitlement to a specific amount or level of benefits or to impose any obligation on the Company to make contributions of any specified amount or level whatsoever. The Compensation Committee shall determine the amount of the Company’s annual Target Benefit Program contribution to the Plan, if any, in its sole discretion.    Participants’ benefits under the Target Benefit Program shall be fully vested and non-forfeitable at all times.

C.    Allocation of Contributions. Each Target Benefit Program contribution to the Plan shall be allocated among eligible Target Benefit Program Participants except those (i) who reached age 65 any time prior to or during the Plan Year in respect of which the contribution is made, (ii) whose employment with the Company and affiliates terminates during the Plan Year in respect of which the contribution is made, or (iii) for whom the amount of the Retirement Benefit plus benefits accrued under the Prior Target Benefit Plan is projected to equal or exceed the Target Benefit Amount. The foregoing notwithstanding, the Compensation Committee may designate a Participant as eligible to receive an allocation for a Plan Year notwithstanding the Participant having reached age 65 or terminated employment during the Plan Year, in its sole discretion. Each year for which the Company makes a Target Benefit Program contribution, the Administrator shall allocate the contribution among eligible Participants in such amounts as the Administrator determines in its sole discretion and using such actuarial methodology or methodologies as the Administrator deems appropriate, which amount may be zero, with the goal or providing each eligible Participant a Retirement Benefit of the Target Benefit Amount (taking into account the value of benefits accrued by the Participant under the Prior Target Benefit Plan as of the Effective Date, regardless of whether the Participant elects or has elected to take an early distribution of benefits under the Prior Target Benefit Plan).

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D.    Change in Control. Within 30 days following the termination of a Participant’s employment without Cause or for Good Reason that occurs within 24 months following a Change in Control of the Company, the Company shall contribute on behalf of the affected Participant an amount equal to the discounted present value of the aggregate projected annual allocations to the Participant for the Plan Year in which the Participant’s employment is terminated and all future Plan Years until the Participant’s Normal Retirement Date. The amount of each future annual allocation will equal the amount of the Participant’s average allocation for the prior three Plan Years of participation immediately preceding the year in which the Participant’s termination of employment occurred (or all Plan Years of participation, if less than three). A full year’s allocation shall be credited for both the year in which the Participant’s termination of employment occurs and the year in which the Participant’s Normal Retirement Date occurs. The interest rate used in determining present value shall be the interest rate applicable to the Company’s principal bank borrowings as of the effective date of the Change in Control or, if no such rate is readily determinable, at a rate equal to the current prime rate as listed in the Eastern print edition of the Wall Street Journal as of the effective date of the Change in Control transaction plus1.5%

E.    Definitions. For purposes of the Target Benefit Program:

(i)	“Effective Date” means August 28, 2012.

(ii)	“Final Base Salary” shall mean a Participant’s annualized base salary rate in effect as of the last day of the calendar year preceding the calendar year during which the Participant attains age 65.

(ii)	“Normal Retirement Date” shall mean the date of a Participant’s 65th birthday.

(iii)

“Retirement Benefit” shall mean payment of the amount credited to a Participant’s Target Benefit Program account in substantially equal month installments beginning on the Participant’s Normal Retirement Date and continuing for 180 months.

(iv)

The “Administrator” shall be the Chief Financial Officer of the Company, or such other person or persons as may be appointed by the Chief Executive Officer of the Company to administer the Target Benefit Program. The Administrator shall decide any questions about the rights of Participants and in general administer the Target Benefit Program. The Administrator may delegate all or part of his administrative duties to one or more agents and may retain advisors for assistance. The Administrator may consult with and rely upon the advice of counsel, who may be counsel for the Company.

(v)

“Cause” shall mean the conviction of a Participant (including a plea of nolo contendere) of a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs the Participant’s ability to perform substantially the Participant’s duties for the Company.

(vi)	“Good Reason” shall mean the occurrence of any of the following:

(A)

Any material diminution in a Participant’s title, position, duties or responsibilities or authorities (which shall include, without limitation, any change such that the Participant is no longer serving in the position in which he serves as of the Effective Date in publicly-traded company); the

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assignment to him of duties that are materially inconsistent with, or materially impair his ability to perform, the duties then assigned to him, in each case as determined by the Participant in good faith; or any change in the reporting structure so that the Participant is required to report to any person other than the Company’s Chief Executive Officer;

(B)

A reduction by the Company of a Participant’s base salary exceeding 5 percent of Participant’s base salary as in effect immediately prior to the Change in Control, or an adverse change in the form or timing of the payment of the Participant’s base salary;

(C)

A reduction by the Company of a Participant’s annual bonus exceeding 20 percent of the Participant’s prior year’s annual bonus (unless such reduction relates to the amount of annual bonus payable to the Participant for the achievement of specified performance goals, or to the attainment of profitability levels of the Company or certain of its subsidiaries, and the non-achievement of such goals and/or the non-attainment of profitability levels of the Company or certain of its subsidiaries, is the reason for the reduction in the Participant’s annual bonus compared to the prior year’s bonus);

(D)	The Company’s requiring a Participant to be based at any office more than 30 miles from where the Participant’s office is located immediately prior to the Change in Control.

(E)

The Company fails to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to assume expressly and agree to perform its obligations under the Target Benefit Program, provided that such successor has received at least ten days’ prior written notice from the Company of such obligations.

F.    Investment Options. Participants may direct the investment of their Target Benefit Program accounts in accordance with the terms of the Plan. The Administrator may make available to Target Benefit Program Participants additional investment alternatives that are not generally available under the Plan which may be made available for investment of Target Benefit Program accounts only, including without limitation annuity investment vehicles.

Supplemental Retirement Program.    The Company has adopted this Supplemental Retirement Program to provide supplemental retirement benefits to selected employees of the Company who do not participate in the Target Benefit Program under the Plan.

A.    Selection of Eligible Participants. The Compensation Committee may, from time to time, select employees of the Company or its affiliates who shall be eligible to receive annual discretionary Company contributions which shall be credited to a Supplemental Retirement Program Account on their behalf under the Plan. Employees who participate in the Target Benefit Program under the Plan shall not be eligible to receive Supplemental Retirement Program Contributions. The employees who are eligible to participate in the Supplemental Retirement Program under the Plan as of October 28, 2014 are: William A. Furman; Martin Baker; Adrian Downes; William Glenn; Walter T. Hannan; Lorie L. Tekorius; Anne T. Manning; Brian Comstock; James Cowan; Martin Graham; and Rick Turner. Any additional employees shall begin participating in the Supplemental Retirement Program on the date

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specified in their designation of eligibility. If no date is specified in the designation of eligibility, the initial contribution shall be made in January next following the date of the designation, for the calendar year during which the Participant was designated as eligible to participate in the Supplemental Retirement Program.

B.    Supplemental Retirement Program Contributions.    Beginning with respect to the 2014 calendar year, the Company shall, subject to approval by the Compensation Committee, make an annual discretionary Supplemental Retirement Program Contribution on behalf of each eligible Participant, in an amount equal to 6% of the Participant’s annual base salary as then in effect plus actual bonus earned in the most recent fiscal year. Supplemental Retirement Program contributions shall be credited to eligible Participants’ accounts in January of the calendar year following the year for which the contribution is made. Participants’ benefits under the Supplemental Retirement Program shall be fully vested and non-forfeitable at all times.

C.    Investment Options. Participants may direct the investment of their Supplemental Retirement Program accounts in accordance with the terms of the Plan.

[ ]	(f) Frozen Nonelective Contributions. The Employer will not make any Nonelective Contributions as of: .

2.04    Matching Contributions. During each Taxable Year, the Employer will contribute a Matching Contribution equal to (choose (a) or (i) or choose one or more of (b) – (h)):

[ ]	(a) None. The Employer will not make Matching Contributions to the Plan.

[ ]	(b) Fixed match-flat. An amount equal to % of each Participant’s Elective Deferrals for each Taxable Year.

[ ]	(c) Fixed match-tiered. An amount equal to the following percentages for each specified level of a Participant’s Elective Deferrals or Years of Service for each Taxable Year:

Elective Deferrals	Matching Percentage
%
%
%
%

Note: Specify Elective Deferrals subject to match as a percentage of Compensation or a dollar amount.

Years of Service	Matching Percentage
%
%
%
%

[ ]

(d)    No other caps. The Employer in applying the Matching Contribution formula under 2.04(b) or (c) above will not limit the Participant’s Elective Deferrals taken into account (except as indicated above) and otherwise will not limit the amount of the match.

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[ ]

(e)    Limit on Elective Deferrals matched. The Employer in making Matching Contributions will disregard a Participant’s Elective Deferrals exceeding                                                       (specify percentage or dollar amount of Compensation) for the Taxable Year.

[ ]	(f) Limit on matching amount. The Matching Contribution for any Participant for a Taxable Year may not exceed: ____________________________ (specify percentage or dollar amount of Compensation).

[ x ]   (g)    Discretionary. Such Matching Contributions as the Employer may elect, including zero.

[ ]	(h) (Specify): .

[ ]	(i) Frozen Matching Contributions. The Employer will not make any Matching Contributions as of: .

  2.05 Actual or Notional Contribution. The Employer’s Contributions will be (choose one of (a) or (b) and choose (c) as applicable):

[ x ]   (a)    Actual. Made in cash or property to Participant Accounts or to the Trust.

[ ]	(b) Notional. Credited to Participant Accounts only as a bookkeeping entry.

[ ]	(c) (Specify): .

  2.06 Allocation Conditions. To receive an allocation of Employer Contributions, a Participant must satisfy the following conditions during the Taxable Year (choose (a) or choose one or both of (b) and (c)):

[ x ]   (a)    No allocation conditions.

[ ]	(b) Year of continuous service. The Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for the entire Taxable Year.

[ ]	(c) (Specify): .

ARTICLE III

VESTING AND SUBSTANTIAL RISK OF FORFEITURE

  3.01    Vesting Schedule/Other Substantial Risk of Forfeiture. The following vesting schedule or other Substantial Risk of Forfeiture applies to a Participant’s Accrued Benefit (choose (a) or choose one or more of (b) – (f)):

[ x ]  (a)    Not applicable. The Plan does not apply a vesting schedule or other Substantial Risk of Forfeiture.

[ ]	(b) Immediate vesting. 100% Vested at all times with respect to the entire Accrued Benefit.

[ ]	(c) Immediate vesting (Elective Deferrals)/vesting schedule (Employer Contributions). A Participant’s Elective Deferral Account is 100% Vested at all times. A Participant’s Nonelective

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Contributions Account and/or Matching Contributions Account are subject to the following vesting schedule:

Years of Service		Vesting %

	or less	0%
%
%
%
	or more	100%

[ ]	(d)Vesting schedule - entire Accrued Benefit. The Participant’s entire Accrued Benefit is subject to the following vesting schedule:

Years of Service		Vesting %

	or less	0%
%
%
%
%
%
	or more	100%

[ ]	(e) Vesting schedule – class year or all years. The Plan’s vesting schedule applies as follows (Choose one of (i) or (ii)):

[ ]	(i) Class year. Apply the vesting schedule separately to the Deferred Compensation for each Taxable Year.

[ ]	(ii) All years. Apply the vesting schedule to all Deferred Compensation.

[ ]	(f) Other Substantial Risk of Forfeiture. (Specify): .

Note: An Employer may elect both a vesting schedule and an additional Substantial Risk of Forfeiture. In such event, a Participant failing to satisfy the conditions resulting in a Substantial Risk of Forfeiture will forfeit his/her Account, even if 100% Vested under any vesting schedule. If the Plan is an Ineligible 457 Plan, the Employer must specify a Substantial Risk of Forfeiture, which may be a vesting schedule provided that under any “graded” vesting schedule, an Ineligible 457 Plan Participant will be taxed as and when each portion of his/her Deferred Compensation vests.

3.02    Immediate Vesting upon Specified Events. A Participant’s entire Accrued Benefit is 100% Vested without regard to Years of Service if the Participant’s Separation from Service with the Employer on or following or as a result of (choose (a) or choose one or more of (b) – (e)):

[ x ]   (a)    Not Applicable.

[ ]	(b) Retirement Age. On or following Retirement Age.

[ ]	(c) Death. As a result of death.

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[ ]	(d)	Disability. As a result of Disability.

[ ]	(e)	(Specify): .

Note: An early vesting provision generally does not result in prohibited acceleration of benefits under Code §409A. See Section 4.02(C)(2).

3.03 Application of Forfeitures. The Employer will (choose only one of (a) – (d)):

[ x ]	(a) Not Applicable. Not apply any provision regarding allocation of forfeitures since there are no Plan forfeitures.

[ ]	(b)	Retain. Keep all forfeitures for the Employer’s account.

[ ]

(c) Allocate. Allocate (in the year in which the forfeiture occurs) any forfeiture to the Accounts of the remaining (nonforfeiting) Participants, in accordance with one of the following methods (choose one of (i) or (ii)):

[ ]

(i)   Per Compensation. In the same ratio each Participant’s Compensation for the Taxable Year bears to the total Compensation of all Participants sharing in the forfeiture allocation for the Taxable Year.

[ ]

(ii)   Per Account balances. In the same ratio each Participant’s Account balance at the beginning of the Taxable Year bears to the total Account balances of all Participants sharing in the forfeiture allocation for the Taxable Year.

[ ]	(d)	(Specify): .

Note: If the Employer elects to create the Trust under Section 5.03, the Employer should coordinate its forfeiture application elections with the provisions of the Trust.

ARTICLE IV

BENEFIT PAYMENTS

4.01 Payment Events/Elections. The Plan payment events are (choose one or more of (a) through (i) as applicable):

Note: The Employer must elect the Plan permitted payment events. The Employer may elect all of the 409A permitted events or limit the payment events, but the Employer must elect at least one payment event. If the Plan is a separation pay plan, the Employer must elect 4.01(a) and the Employer also may elect 4.01(b). If the Plan permits initial payment elections, change payment elections, or both, as to any or all of the Plan permitted payment events, the Employer should elect 4.01(d)(iv), (e)(ii) and (i) as applicable. The Employer also should elect under 4.02(A) and 4.02(B) as to who has election rights and to specify any limitations on such rights. If the Plan will not offer any initial or change payment elections, the Employer should not elect 4.01(d)(iv), (e)(ii) or (i). If the Plan will not offer any initial payment elections the Employer also should elect 4.02(A)(a). If the Plan will not offer change payment elections, the Employer also should elect 4.02(B)(a).

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[ x ]	(a)	Separation from Service.

[ x ]	(b)	Death.

[ x ]	(c)	Disability.

[ ]	(d)	Specified Time. The Plan permits payment to a Participant at a Specified Time (choose one of (i) - (iv)):

	[ ]	(i) Forfeiture Lapse. At the time that the Deferred Compensation no longer is subject to a Substantial Risk of Forfeiture.

	[ ]	(ii) Stated Age. Upon attainment of age: (specify age).

	[ ]	(iii) (Specify): On: (e.g., January 1, 2015).

	[ ]	(iv) Election. In accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06. Payment at a Specified Time will be a lump-sum payment.

[ ]	(e)	Fixed Schedule. The Plan Permits payment to a Participant in accordance with the following Fixed
Schedule (choose one of (i) or (ii)):

	[ ]	(i) Schedule: .

	[ ]	(ii) Election. In accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06. Payment pursuant to a Fixed Schedule will be installments or an annuity commencing at a specific time.

[ x ]	(f)	Change in Control. The Plan permits payment to a Participant based on a Change in Control.

[ x ]	(g)	Unforeseeable Emergency. The Plan permits payment to a Participant who has an Unforeseeable
Emergency.

[ ]	(h)	(Specify): .
(e.g., based on Unforeseeable Emergency, but only as the Elective Deferral Accounts).

Note: The Employer in (h) may modify any of (a)-(g) but only if such modifications are consistent with Code §409A.

[ x ]	(i)	Election. As to 4.01 (a), (b), (c), (f), (g) and/or (h), in accordance with a Participant or Employer election under 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06.

4.01(E) Contractor deemed Separation from Service. In making any payment to a Contractor based on
Separation from Service, the Plan (choose (a) or choose one of (b) or (c)):

[ x ]	(a)	Not applicable. Only Employees are Participants in the Plan.

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[ ]	(b)	Applies deemed Separation from Service. Applies the deemed Separation from Service provisions of Section 4.01(E).

[ ]	(c)	Does not apply. Does not apply the deemed Separation from Service provisions of Section 4.01(E).

4.02 Timing, Form and Medium of Payment/Elections. The Plan will pay a Participant’s Vested Accrued Benefit as follows (complete (a), (b) and (c)):

	(a)	Timing. Payment will commence or be made (choose only one of (i) - (vi)):

	[ x ]	(i) 30 days. On a date which is 30 days following the payment event, unless otherwise made at a Specified Time or in accordance with a Fixed Schedule.

	[ ]	(ii) 90 days. On a date which is within 90 days following the payment event, unless otherwise made at a Specified Time or in accordance with a Fixed Schedule.

Note: A Participant may not designate the Taxable Year of Payment under (a)(ii).

	[ ]	(iii) 6 months. On a date that is 6 months following the payment event, unless otherwise made at a Specified Time or in accordance with a Fixed Schedule.

	[ ]	(iv) Specified Time/Fixed Schedule. At the Specified Time under Section 4.01(d) or pursuant to the Fixed Schedule under Section 4.01(e).

	[ ]	(v) (Specify): .

	[ ]	(vi) Election. In accordance with a Participant or Employer election under Sections 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06(C).

Note: See Section 4.01(D) as to restrictions on timing of payments to Specified Employees.

	(b)	Form. The Plan will make payment in the form of (choose one or more of (i) – (v)):

	[ x ]	(i) Lump-sum. A single payment.

	[ x ]	(ii) Installments. In installments as follows: Annual installments over a period not to exceed 10 years.

	[ ]	(iii) Annuity. An immediate annuity contract.

	[ ]	(iv) (Specify): .

	[ ]	(v) Election. In accordance with a Participant or Employer election under Sections 4.02(A) or (B).

Note: The Employer must approve any Participant payment election. See Section 4.06.

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	(c)	Medium. The form of payment will be (choose only one of (i) - (iv)):

	[ x ]	(i) Cash only.

	[ ]	(ii) Property only.

	[ ]	(iii) Property or cash (or both).

	[ ]	(iv) Election. In accordance with a Participant or Employer election under 4.02(A) or (B).
Note: The Employer must approve all Participant payment elections. See Section 4.06.

Note: A choice between cash or property is not subject to Code §409A. See Treas. Reg. §1.409A-2(a)(1).
The Plan treats this election as not being subject to the timing rules applicable to payment elections.

4.02(A) Initial payment elections. The Plan (choose only one of (a) - (d)):

[ ]

(a)     No initial payment elections. The Plan and Adoption Agreement specify the payment events and the timing, form and medium of payment. If there are multiple payment events, the Plan will make payment based on the earliest event to occur except as follows:                              (indicate no exceptions or specify sequencing).

[ x ]

(b)     Participant initial payment election. Permits a Participant initially to elect the payment event and the timing, form and medium of payment of his/her Deferred Compensation in accordance with Section 4.02(A) (choose only one of (i) or (ii)):

	[ x ]	(i) All Accounts. The Plan applies a Participant’s elections to all of the Participant’s Accounts under the Plan.

[ ]

(ii) Elective Deferral Account. The Plan applies a Participant’s elections only to the Participant’s Elective Deferral Account. The Employer will make all payment elections as to Nonelective and Matching Contribution Accounts.

Note: A Participant must elect a payment event from those which the Employer has elected under 4.01 above, which might include all of the 409A permissible payment events. A Participant in his/her election form may limit the payment election to Compensation Deferred at the time of the election or also may apply the payment election to all future Deferred Compensation.

[ ]	(c)	Employer initial payment election. Permits the Employer (and not the Participant) initially to elect the payment events and the timing, form and medium of payment of all Participant Accounts in accordance with Section 4.02(A).

[ x ]

(d)     (Specify):     Participant initial payment elections are permitted in accordance with Section 4.02(A) for amounts deferred on or after January 1, 2010. Participant initial payment elections are not permitted for amounts deferred prior to January 1, 2010 (e.g., the Participant may make an election only as to the Participant’s Grandfathered Amounts).

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Note: If a Participant or the Employer does not make an initial payment election, see Sections 4.01(B) and 4.02(A)(5).

4.02(B)    Change payment elections. The Plan (choose only one of (a) or (b); choose (c) if (b) applies and choose (d) if applicable):

Note: Even if the Employer under 4.02(A)(a) elects not to permit any Participant or Employer initial payment elections, the Plan under Section 4.02(A)(1)treats a Plan designation of the payment events and of the timing, form and medium of payment as an initial election for purposes of applying any change election the Plan permits.

[ ]	(a)	Change payment elections not permitted. Does not permit a Participant, a Beneficiary or the Employer to make a change payment election in accordance with Section 4.02(B).

[ x ]	(b)	Permits change payment elections. Permits change payment elections or changes to change payment elections in accordance with Section 4.02(B) and as follows (choose one or more of (i) -(iv) ):

	[ x ]	(i) Participant election. Permits a Participant to make change payment elections.

	[ ]	(ii) Employer election. Permits the Employer to make change payment elections.

	[ ]	(iii) Beneficiary election. Permits a Beneficiary following the Participant’s death to make change payment elections.

[ x ]

(iv) (Specify): See Addendum for payment provisions applicable to amounts deferred under the Plan prior to January 1, 2010 (e.g., a Beneficiary may make a change payment election only if the Participant had the right to do so, OR a Participant may make a change payment election only after attaining age 60).

[ x ]	(c)	Limit on number of change payment elections. The number of change payment elections (as to any initial payment election) that a Participant, a Beneficiary or the Employer (as applicable) may make is (choose one of (i) or (ii)):

	[ x ]	(i) Unlimited. Not limited except as required under Section 4.02(B).

	[ ]	(ii) Limited. Limited to: ________ (specify number).

[ x ]	(d)	(Specify): See Addendum for payment provisions applicable to amounts deferred under the Plan prior to January 1, 2010 (e.g., permits change payment elections only as to Elective Deferral Account).

4.02(B)(3)(b)    Installment payments. The Plan under Section 4.02(B)(3)(b) for purposes of application of the change payment election provisions treats an installment payment as a (choose one of (a) or (b) or choose (c) if applicable):

[ x ]	(a)	Single payment.

[ ]	(b)	Series of payments.

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Note: If the Plan is a restated Plan, and the Employer otherwise before January 1, 2008, did not make a written designation regarding the treatment of installment payments, the installments under the Plan as to pre-2008 deferrals must be treated as a single payment. See Treas. Reg. 1.409A-2(b)(2)(iv).

[ ]	(c)	Not applicable. The Plan does not permit installment payments.

4.06(B) Election changes/Irrevocability. A Participant who makes an initial payment election or a change payment election which the Employer has accepted (complete (a) and (b)):

	(a)	Initial payment elections. (choose one of (i), (ii) or (iii)):

[ x ]

(i) May change. May change the initial payment election as to the Deferred Compensation to which the election applies, until the applicable election deadline under 4.02(A)(2)(a). Any change to an initial payment election made after the initial payment election becomes irrevocable is a change payment election.

	[ ]	(ii) May not change. May not change the initial election as to the Deferred Compensation to which the election applies.

	[ ]	(iii) Not applicable. As elected above, a Participant may not make an initial payment election.

	(b)	Change payment elections. (choose one of (i), (ii) or (iii)):

[ x ]

(i) May change. May change the change payment election as to the Deferred Compensation to which the election applies. Where the payment event is a Specified Time or a Fixed Schedule, the Participant may change the election until the applicable deadline under Section 4.02(B)(1)(a). Where the change payment election relates to any other payment event (not a Specified Time or a Fixed Schedule), the Participant must make the change within 30 days following the Participant’s making of the change payment election which the Participant seeks to change. Any change to a change payment election made after the change payment election becomes irrevocable is a new change payment election.

	[ ]	(ii) May not change. May not change the change payment election as to the Deferred Compensation to which the election applies.

	[ ]	(iii) Not applicable. As elected above, a Participant may not make a change payment election.

Note: An Elective Deferral election under Section 2.02(C) is a separate election which is not controlled by this election 4.06(B).

ARTICLE V

TRUST ELECTION AND INVESTMENTS

5.02    No Trust. The Employer by electing (a) or (b) below does not create the Trust described in Section 5.03. Section 5.02 applies. The Employer will credit each Participant’s Account with (choose one or both of (a) or (b)):

[ ]	(a)	Actual Earnings (choose only one of (i) through (iv)):

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	[ ]	(i) Employer direction. As a result of the Employer’s directed investment of the Account.

	[ ]	(ii) Participant direction. As a result of the Participant’s directed investment of his/her own Account.

[ ]

(iii) Participant direction over Elective Deferrals. As a result of the Participant’s directed investment of his/her own Elective Deferral Account, and the Employer’s directed investment of the balance of the Participant’s Account.

	[ ]	(iv) (Specify): .

[ ]	(b)	Notional Earnings. (choose one or both of (i) or (ii)):

	[ ]	(i) Fixed/floating interest. Interest at the rate of and applied to (choose only one of (A), (B) or (C)):

Note: Use blank to specify rate, fixed or floating with index, time interval, simple or compounded interest, etc.

	[ ]	(A) Total Account. The Participant’s entire Account.

	[ ]	(B) Deferrals only. The Participant’s Elective Deferral Account, with the balance of the Account being subject to actual Earnings as specified in 5.02(a).

	[ ]	(C) Employer Contribution only. The Participant’s Employer Contribution Accounts with the balance of the Account being subject to actual Earnings as specified in 5.02(a).

[ ]	(ii)	(Specify): .

5.03 Trust. The Employer by electing (a) or (b) below will establish the Trust described in Section 5.03 and designated as Exhibit C. The Trust will be identical in form to the Model Rabbi Trust issued by the Internal Revenue Service under Rev. Proc. 92-64 or any successor thereto. The Employer also may modify the Trust if necessary to comply with Applicable Guidance. The Employer will select among the optional and alternative features available under the Trust, and the Employer will not establish or adopt any other trust under the Plan. The version of the Trust the Employer adopts is (choose one of (a) or (b)):

[ x ]	(a)	Individually designed version.

[ ]	(b)	Adoption agreement version.

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EMPLOYER SIGNATURE

The Employer hereby agrees to the provisions of this Plan, and in witness of its agreement, the Employer, by its duly authorized officer, has executed this Adoption Agreement on June 15, 2018.

Name of Employer: The Greenbrier Companies, Inc.

Employer’s EIN: 93-0816972

Signed:

Name and Title:

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ADDENDUM TO NONQUALIFIED

DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

(Pour-Over Plan)

This Addendum supplements the Adoption Agreement executed by The Greenbrier Companies, Inc. (“Employer”) in connection with the amendment and restatement of its Nonqualified Deferred Compensation Plan (the “Plan”) consisting of the Basic Plan Document, the Adoption Agreement, the Exhibits and documents to which they refer, and this Addendum, effective as of June 15, 2018.

This Addendum was initially adopted effective as of January 1, 2010.

BACKGROUND

A.	The Gunderson Savings Maximizer Plan (the “Gunderson Savings Plan”), a nonqualified deferred compensation plan originally adopted effective on September 1, 1994 by the predecessor of Gunderson LLC, a subsidiary of the Employer, has been amended and restated and merged with and into the Plan effective as of January 1, 2010.

B.	Amounts that were deferred and fully vested under the Gunderson Savings Plan as of December 31, 2004 were and are separately accounted for and “grandfathered” under the terms of the Gunderson Savings Plan in effect as of that date and are not subject to the requirements of IRC § 409A and implementing Treasury Regulations and other guidance (collectively, “§ 409A”). Such accounts are referred to in this Addendum as “Grandfathered Accounts.”

C.	Amounts that were deferred under the Gunderson Savings Plan on or after January 1, 2005 but prior to January 1, 2010 (“Existing Accounts”) are subject to the distribution provisions of the Gunderson Savings Plan in effect immediately prior to January 1, 2010.

D.	This Addendum incorporates into the Plan certain provisions of the Gunderson Savings Plan that apply only to the Grandfathered Accounts, and the distribution provisions that apply to Existing Accounts.

The Plan and Adoption Agreement are hereby supplemented as follows:

1.	Grandfathered Accounts.

1.1	“Haircut” Withdrawals. Notwithstanding any other provision of the Plan to the contrary, a Participant may at any time elect that a specified amount of his benefits from a Grandfathered Account be payable from the Plan. Such a withdrawal request shall be made in writing and delivered to the Administrative Committee. Of the amount so specified by the Participant, 10% shall be forfeited and the balance paid to the Participant in a lump sum as soon as practicable.

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1.2	Optional Forms of Benefit Distribution. A Participant may elect an optional form of benefit distribution from his Grandfathered Account at any time prior to the commencement of benefit payments. Such an election shall be made in writing and delivered to the Administrative Committee. A distribution of benefits from a Participant’s Grandfathered Account may be made in any alternate form which the Administrative Committee approves, including a lump sum payment, or semi-annual, quarterly or monthly installments of substantially equal amounts over a period of years, provided that such period does not extend beyond the life expectancy of the Participant.

1.3	Normal Form of Benefit Distribution. Unless a Participant elects an optional form of benefit distribution from his Grandfathered Account, a Grandfathered Account will be paid in annual installments over the life expectancy of the Participant. The life expectancy of the Participant will be rounded to the nearest integer and based on Table V of Treasury Regulation § 1.79-9. Each annual installment is to be based on the number of remaining years of original life expectancy and the re-valued account balance remaining to the credit of the Participant.

2.	Distribution of Benefits from Existing Accounts. Sections 4.01(e), 4.02(b)(iv), 4.02(A)(a), 4.02(A)(d), 4.02(B)(b) and 4.02(B)(d) of the Adoption Agreement shall incorporate the following provisions by reference:

Distribution of Benefits to Participant.

Unless a Participant elects a different payment election in accordance with Section 4.02.B of the Plan for his Existing Account, a Participant’s Existing Account will be paid in six installments which are considered a “single payment” and not a “series of separate payments.” The first installment will be the lesser of $1,000 or 100% of the Participant’s Existing Account balance and will be paid on the date that the Participant attains age 55. Installments two through six will be paid in approximately equal amounts annually for five years beginning after the later of the date of the Participant’s (i) Separation from Service, or (ii) attainment of age 60.

In the case of a Participant who first becomes eligible to participate in the Plan after attainment of age 54, his Existing Account balance will be paid in five annual installments of approximately equal amounts beginning after the later of the date of the Participant’s (i) Separation from Service, or (ii) attainment of age 60.

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Distribution of Benefits to Beneficiary Due to Participant’s Pre-Retirement Death.

If a Participant dies prior to retirement and commencement of benefit payments and the total death benefit due to his Beneficiary from his Existing Account is less than $100,000, then one-half of the Participant’s Existing Account balance will be paid no later than December 31 of the calendar year after the year of the Participant’s death, and the remaining balance of his Existing Account will be paid no later than December 31 of the following calendar year.

If a Participant dies prior to retirement and commencement of benefit payments and the total death benefit due to his Beneficiary from his Existing Account is $100,000 or more, then the Participant’s Existing Account balance will be paid in five annual installments which are considered a “single payment” and not a “series of separate payments.” The first installment will be paid on the last day of the month that is 16 months after the Participant’s death, and each subsequent installment will be paid on the anniversary of such date. The first installment will equal one-fifth of the Existing Account balance; the second installment will equal one-fourth of the remaining Existing Account balance; the third installment will equal one-third of the remaining Existing Account balance; the fourth installment will equal one-half of the remaining Existing Account balance, and the fifth and final installment will equal the remaining Existing Account balance.

The Employer hereby agrees to the provisions of the Plan as supplemented in this Addendum to Adoption Agreement as of the date first written above.

THE GREENBRIER COMPANIES, INC.

By:
Title:

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